Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 File No. 33-65189, No. 333-03291, No. 333-15665, No. 333-53151 and
No.333-63051) pertaining to the various employee and director stock option plans and agreements of CT Holdings, Inc. of our report dated March 9, 2005, with respect to the financial statements of CT Holdings, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.


/s/ KBA GROUP LLP
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KBA GROUP LLP
Dallas, Texas
April 13, 2005